Precipio Announces the Resignation of Samuel Riccitelli and the Introduction of Richard Sandberg to its Board of Directors

Douglas Fisher, MD will assume the role of interim Chairman of the Board

NEW HAVEN, CT, (December 4, 2019) – Specialty diagnostics company Precipio, Inc. (NASDAQ: PRPO), announced the resignation of Samuel Riccitelli from the board of directors, and his replacement by Richard Sandberg. The transition was ratified at the company’s recent board of directors meeting and is effective as of December 1st, 2019.

Mr. Riccitelli decided to resign so that he can focus on his recently accepted position as the Chief Executive Officer of Pathnostics, a diagnostics company focused on improving antibiotic stewardship through better diagnosis and treatment selection for patients suffering from urinary tract infections.

“Over the years I have watched Precipio overcome tremendous hurdles on its quest to address the devastating problem of misdiagnosis with their effective suite of products and services which are poised to deliver superior outcomes,'' said Mr. Riccitelli. “I am confident that the current board and management team will continue to deliver results that have an outsized impact on the healthcare industry”.

“It has been a pleasure to call Sam my colleague, mentor and friend,'' said Ilan Danieli. “Although no longer formally on our board, I am confident Sam will remain all of those. Pathnostics is lucky to have him, and I wish him the best of success”.

Richard Sandberg

Joining the board is Richard Sandberg, a seasoned diagnostics executive with a substantial track record in the field. Mr. Sandberg brings a wealth of executive experience to the corporate development and strategic direction of Precipio, having founded Dianon Systems, Inc., a leading anatomic pathology laboratory based in Stratford, CT and having served at various times as Chairman, Chief Executive Officer and Chief Financial Officer.  Dianon was acquired by Labcorp for $650M in 2002. Mr. Sandberg has since held a number of positions in the diagnostics products and services industry including Chairman of Oxford Immunotec, Ltd, Chairman of Concile GmbH, Chairman of SuperNova Diagnostics, Inc., Chairman of Lifecodes Corporation, Director of Poplar Healthcare LLC, Director of Cylex, Inc., and Chief Financial Officer and Director of Matritech, Inc. Mr. Sandberg also serves as Chief Executive Officer of Resolys Bio, Inc, a pharmaceutical company which is developing a pharmaceutical treatment for long-term, chronic traumatic brain injury.

“I have always been intrigued with Precipio’s disruptive and innovative business model to improve the information available to treating physicians”, said Mr. Sandberg. “I am excited to be part of a team that encompasses the vision and determination necessary to make a big impact.''

“I am delighted to have Richard join our board. Richard has been a friend to the company since its early private days, and there is no better time to have him formally join the board of directors and help chart the path of growth for the company,” said Ilan Danieli. “Richard brings market, operational, and financial savvy and has led companies from our stage to >$100M in revenues. We are sure to benefit from his expertise.”

Appointment of a new Chairman of the Board

The Board of Directors of the Company appointed Dr. Douglas Fisher to act as the Interim Chairman of the Board effective immediately. Dr. Fisher served on the board of the company since 2017.

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment such as the Yale School of Medicine and Harvard’s Dana-Farber Cancer Institute, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements,” within the meaning of federal securities laws, including statements related to ICP technology, including financial projections related thereto and potential market opportunity, plans and prospects and other statements containing the words “anticipate,” “intend,” “may,” “plan,” “predict,” “will,” “would,” “could,” “should,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the known risks, uncertainties and other factors described in the Company’s definitive proxy statement filed on April 19, 2019 , the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and on the Annual Report on Form 10-K for the year ended December 31, 2018 as well as the Company’s prior filings and from time to time in the Company’s subsequent filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. All information in this press release is as of the date of the release and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Inquiries:

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